Exhibit 23











               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our report dated January 25, 2002, except for note 19 as to which the date is February 19, 2002, accompanying the consolidated financial statements included in the Annual Report of FLAG Financial Corporation on Form 10-K for the year ended December 31, 2001. We hereby consent to the incorporation by reference of said report in the Registration Statement of FLAG Financial Corporation on Form S-8, effective April 25, 1994, and as amended by Amendment No. 1 thereto, effective July 25, 2000 (File No. 33-78230).



                                                    /s/ Porter Keadle Moore, LLP
                                                    ----------------------------
                                                        PORTER KEADLE MOORE, LLP


Atlanta, Georgia
March 28, 2002